Exhibit 10.1

                               FIRST AMENDMENT

                               to that certain

                                LOAN AGREEMENT

                                by and between

         VPGI Corp. and Trident Growth Fund, L.P. (November 10, 2004)

      This First Amendment to that certain Loan Agreement by and between VPGI Corp. and Trident Growth Fund, L.P. dated November 10, 2004 (this "Agreement") is made and entered into this 10th day of August 2005, by and between VPGI Corp., a Texas corporation (the "Borrower") and Trident Growth Fund, LP, a Delaware limited partnership (the "Lender").

                             W I T N E S S E T H:

      WHEREAS, on November 10, 2004, the parties entered into a Loan Agreement (so called herein) wherein Lender agreed to loan to Borrower up to $700,000 (the "Loan"); and

      WHEREAS, Borrower has requested and Lender has agreed to loan to Borrower an additional $50,000 pursuant to and on the same terms as the Loan; and

      NOW, THEREFORE, the parties have agreed to amend the Loan as follows:

 1. Defined Terms. All capitalized terms set forth but not defined herein shall have the meaning ascribed to them in the Loan Agreement.

 2. Increase in Loan Amount. The Loan Agreement shall be amended by increasing the Loan Amount from $700,000 to 750,000, and everywhere in the Loan Agreement where reference is made to the Loan Amount, directly or indirectly, such term or reference shall be amended and modified accordingly. Accordingly, a Convertible Note in the form of Exhibit A shall be executed and delivered by Borrower to Lender contemporaneously herewith. The Origination and Commitment Fees described in Section 2.1 of the Loan Agreement shall apply to the additional amount to be loaned hereunder.

 3. Additional Warrant Coverage. Borrower shall issue an additional Warrant to Lender in the form of Exhibit B hereto giving Lender the right to purchase an additional 36,000 shares of Common Stock at an exercise price of $.10 per share. As set forth in the Loan Agreement, Borrower and Lender agree that the aggregate value of the Warrant to be issued in accordance with this Agreement together with the Warrants previously issued in connection with the Loan Agreement is less than $1,000.

 4. Amendment of Convertible Notes, Warrants, and Series 2004-L Class A Preference Shares Certificate of Designations. Such Convertible Notes and Warrants as listed on Exhibit C as well as Section 4.4 of the Certificate of Designations for the Series 2004-L Class A Preference Shares hereto previously issued to Lender in connection with the Loan Agreement or otherwise are hereby amended to include the provisions and respective amendments (modified accordingly) set forth on Exhibit D, such amendments to be made effective retroactively to the date of issuance of each such Convertible Note, Warrant, or Series 2004-L Class A Preference Stock, as the case may be.

 5. Representations and Warranties. Except as otherwise set forth on Exhibit E hereto, all of the representations and warranties contained in the Loan Agreement are true and correct as of the date hereof, and the Disclosure Schedules attached thereto have not changed in any material manner.

 6. Terms of Loan Agreement Unchanged. Except as set forth or contemplated herein, the remaining terms of the Loan Agreement shall remain in effect as set forth therein.

 7. Execution of Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

 8. Further Assurances. Each party hereto agrees to perform any further acts and to execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement.

 9. Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Texas without regard to its conflicts of law doctrine. Each of the parties hereto irrevocably consents to the jurisdiction of the federal and state courts located in Dallas County, the State of Texas.

      IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

 VPGI CORP.                         TRIDENT GROWTH FUND, LP


                                        ----------------------------
                                    By: TRIDENT MANAGEMENT, LLC, its
                                              GENERAL PARTNER


 By: /s/ Pat Custer                 By: /s/ Scott Cook
     -----------------------            -----------------------
     Pat A. Custer,                     Scott Cook,
     Chief Executive Officer            Authorized Member

                                  EXHIBIT C
                                  ---------

                [CONVERTIBLE NOTES AND WARRANTS TO BE AMENDED]

 Warrants

 2000-G-01.3 (date of issue: 12/2/00)

 2001-G-02.3 (date of issue: 3/16/01)

 2001-5-03.3 (date of issue: 7/25/01)

 2002-G-04.2 (date of issue: 5/10/02)

 2002-G-05.2 (date of issue: 11/13/02)

 2004-J-02 (date of issue: 11/10/04)



 Convertible Notes
 -----------------
 14% Secured Convertible Note No. 1 (date of issue: November 10, 2004) in the Principal Amount of $125,000.

 14% Secured Convertible Note No. 2 (date of issue: November 15, 2004) in the Principal Amount of $575,000.

                                  EXHIBIT D
                                  ---------

                [CONVERTIBLE NOTE/WARRANTS AMENDMENT LANGUAGE]


 Exercise Limitations. At any time after the Common Stock is registered under Section 12 of the Exchange Act, the Holder shall not have the right to exercise any portion of this Warrant [Convertible Note], pursuant to Section II(1) [4] or otherwise, to the extent that after giving effect to such issuance after exercise, the Holder (together with the Holder's affiliates), as set forth on the applicable Subscription [Conversion] Notice, would beneficially own in excess of 4.99% or 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant [Convertible Note] with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant [Convertible Note] beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Debentures, Convertible Notes, or Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this provision, beneficial ownership shall be calculated in accordance with
 Section 13(d) of the Exchange Act. To the extent that the limitation contained in this Section applies, the determination of whether this Warrant [Convertible Note] is exercisable (in relation to other securities owned by the Holder) and of which a portion of this Warrant [Convertible Note] is exercisable shall be in the sole discretion of such Holder, and the submission of a Subscription [Conversion] Notice shall be deemed to be such Holder's determination of whether this Warrant [Convertible Note] is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant [Convertible Note] is exercisable, in each case subject to such aggregate percentage limitation, the Company shall verify or confirm the accuracy of such determination. For purposes of this Section, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) Section 3.3 of the Loan Agreement, (y) a more recent public announcement by the Company, or (z) any other notice by the Company or the Company's Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant [Convertible Note], by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section may be waived by the Holder upon, at the election of the Holder, not less than 61 days' prior notice to the Company, and the provisions of this Section shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).



             [SERIES 2004-L CLASS A PREFERENCE SHARES CERTIFICATE
                          OF DESIGNATIONS AMENDMENT]

 4.4 Notwithstanding the provisions hereof, in no event shall the holder be entitled to convert any Series 2004-L Class A Preferred Stock in excess of that number of shares upon conversion of which the sum of (1) the number of Common Shares beneficially owned by such holder and its affiliates (other than Common Shares which may be deemed beneficially owned through the ownership of the unconverted portion of the Preferred Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Eligible Holder and its affiliates of more than 4.9% or 9.9% (as the case may be) of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (1) of such proviso. The provisions of this Section may be waived by the holder upon, at the election of the holder, not less than 61 days' prior notice to the Corporation, and the provisions of this Section 4.4 shall continue to apply until such 61st day (or such later date, as determined by the holder, as may be specified in such notice of waiver).